UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BM Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-310369
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

201 King of Prussia Road, Suite 650

Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

BM Technologies, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

Luvleen Sidhu

Chief Executive Officer

201 King of Prussia Road, Suite 650

Wayne, PA 19087

(Name and address of agent for service)

(877) 327-9515
Telephone number, including area code, of agent for service

Copies to:
Jonathan H. Talcott
E. Peter Strand
Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, DC 20001
Telephone: (202) 689-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by BM Technologies, Inc. (the “Registrant”), relating to 1,279,963 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable under the BM Technologies, Inc. 2020 Equity Incentive Plan (the “Plan”). At the Registrant’s 2023 Annual Meeting of Stockholders, the Registrant’s stockholders approved an amendment to the Plan that provided for an increase of 1,279,963 shares of Common Stock, from 1,220,037 shares to 2,500,000 shares, available for grant under the Plan.

The Registrant is filing this Registration Statement pursuant to General Instruction E to Form S-8. Accordingly, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on September 29, 2021 (File No. 333-259873) (the “Prior Registration Statement”), with respect to the Plan, except as supplemented by the information set forth below. This Registration Statement relates solely to the registration of additional securities of the same class as are registered on the Prior Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of this Registration Statement to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of the Prior Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by BM Technologies, Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission (“SEC”) are hereby incorporated by reference into this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 22, 2023;

●	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 27, 2023, January 30, 2023, February 13, 2023, March 22, 2023, March 27, 2023, March 27, 2023, March 27, 2023, March 31, 2023, April 14, 2023, May 22, 2023, May 22, 2023 and June 20, 2023, to the extent such information is filed and not furnished with the SEC; and

●	the portions of the Registrant’s definitive Proxy Statement filed with the SEC on May 1, 2023 that are incorporated by reference in Part III of the Registrant’s Annual Report on Form 10-K referred to above; and

●

the description of the Registrant’s Common Stock set forth in Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 31, 2023, and any amendment or report filed with the SEC for the purposes of updating such description.

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1943, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with certain of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index set forth below immediately preceding the signature page to this registration statement.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation of BM Technologies, Inc., filed with the Secretary of State of Delaware on January 4, 2021 (incorporated by reference to Exhibit 3.1 of Form 8-K filed by the registrant with the SEC on January 8, 2021).

4.2	Amended and Restated Bylaws of BM Technologies, Inc. (incorporated by reference to Exhibit 3.2 of Form 8-K filed by the registrant with the SEC on January 8, 2021).

4.3	BM Technologies, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of Form 8-K filed by the registrant with the SEC on January 8, 2021). #

4.4	First Amendment to BM Technologies, Inc. 2020 Equity Incentive Plan.* #

4.5	Form of BM Technologies, Inc. time vesting RSU Award Agreement (incorporated by reference to Exhibit 4.4 of Form S-8 filed by the registrant with the SEC on September 29, 2021).#

4.6	Form of BM Technologies, Inc. performance vesting RSU Award Agreement (incorporated by reference to Exhibit 4.5 of Form S-8 filed by the registrant with the SEC on September 29, 2021).#

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.*

23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).*

23.2	Consent of KPMG LLP, independent registered public accounting firm.*

24.1	Power of Attorney (included on the signature page hereto).*

107	Filing Fee Table.*

*	Filed herewith

#	Denotes compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 30, 2023.

BM TECHNOLOGIES, INC.

By:	/s/ James Dullinger
	Name:	James Dullinger
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Luvleen Sidhu, Rajinder Singh, and James Dullinger, and each of them acting alone, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on June 30, 2023:

Signature	Title

/s/ Luvleen Sidhu	Co-Chief Executive Officer and Director
Luvleen Sidhu	(Principal Executive Officer)

/s/ Rajinder Singh	Co-Chief Executive Officer
Rajinder Singh	(Principal Executive Officer)

/s/ James Dullinger	Chief Financial Officer
James Dullinger	(Principal Financial and Accounting Officer)

/s/ John Dolan	Director
John Dolan

/s/ Mike Gill	Director
Mike Gill

/s/ Aaron Hodari	Director
Aaron Hodari

/s/ Brent Hurley	Director
Brent Hurley

/s/ A.J. Dunklau	Director
A.J. Dunklau

/s/ Marcy Schwab	Director
Marcy Schwab